                                                                     EXHIBIT 3.3

                   CERTIFICATE OF DESIGNATIONS, PREFERENCES
                   AND RELATIVE, PARTICIPATING, OPTIONAL AND
                       OTHER SPECIAL RIGHTS OF PREFERRED
                     STOCK AND QUALIFICATIONS, LIMITATIONS
                           AND RESTRICTIONS THEREOF
                                      OF
                          12 3/4% SENIOR EXCHANGEABLE
                           PREFERRED STOCK DUE 2010
                                      AND
                     12 3/4% SERIES B SENIOR EXCHANGEABLE
                           PREFERRED STOCK DUE 2010
                                      OF
                       CROWN CASTLE INTERNATIONAL CORP.
                           _________________________

                        Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware

                           _________________________

     Crown Castle International Corp. (the "Company"), a corporation organized
                                            -------
and existing under the General Corporation Law of the State of Delaware, certifies that pursuant to the authority contained in Article IV of its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation")
                                                ----------------------------
and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company (the "Board
                                                                          -----
of Directors") has authorized a committee of the Board of Directors to adopt the
------------
resolution set forth below and such committee, on December 18, 1998, duly approved and adopted the following resolution (this "Certificate of
                                                     --------------
Designations"), which resolution remains in full force and effect on the date
------------
hereof:

     RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation and the authority vested by such Board of Directors in a committee of the Board (the "Placement Committee"), all the
                                            -------------------
members of which are members of such Board, the Placement Committee does hereby designate, create, authorize and provide for the issue of 500,000 shares of 12 3/4% Senior Exchangeable Preferred Stock due 2010 (the "Preferred Stock") and
                                                        ---------------
new 12 3/4% Series B Senior Exchangeable Preferred Stock due 2010 (the "New
                                                                        ---
Preferred Stock" and, together with the Preferred Stock, the "Senior
---------------                                               ------
Exchangeable Preferred Stock"), par value $0.01 per share, with a liquidation
----------------------------
preference of $1,000 per share, provided that no shares of the New Preferred Stock may be issued except upon the surrender and cancellation of such number of shares of the Preferred Stock having an aggregate Liquidation Preference equal to the aggregate Liquidation Preference of the shares of the New Preferred Stock so issued. The Senior Exchangeable Preferred Stock shall have the following powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

SECTION 1  CERTAIN DEFINITIONS

     Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

     "Acquired Debt" means, with respect to any specified Person:
      -------------

          (1) Indebtedness or Disqualified Stock of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Adjusted Consolidated Cash Flow" has the meaning given to such term in the
      -------------------------------
definition of "Debt to Adjusted Consolidated Cash Flow Ratio".

     "Affiliate" of any specified Person means any other Person directly or
      ---------
indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

     "Applicable Procedures" means, with respect to any transfer or exchange of
      ---------------------
or for beneficial interests in any Global Certificate, the rules and procedures of the Depositary that apply to such transfer or exchange.

     "Asset Sale" means:
      ----------

          (1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole shall be governed by Section 8.1 and/or Section 9.4 hereof and not by Section 8.2 hereof; and

          (2) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million.

Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

          (1) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

          (2) an issuance of Equity Interests by a Subsidiary to the Company or to another Restricted Subsidiary;

          (3) a Restricted Payment that is permitted by Section 9.1 hereof;

          (4) grants of leases or licenses in the ordinary course of business;
     and

          (5)  disposals of Cash Equivalents.

     "BAM" means Cellco Partnership, a Delaware general partnership doing
      ---
business as Bell Atlantic Mobile.

     "Berkshire Group" means Berkshire Fund III, A Limited Partnership,
      ---------------
Berkshire Fund IV, Limited Partnership, Berkshire Investors LLC and Berkshire Partners LLC.

     "Broker-Dealer" means any broker or dealer registered under the Exchange
      -------------
Act.

     "Capital Lease Obligation" means, at the time any determination thereof is
      ------------------------
to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:
      -------------

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:
      ----------------

          (1) United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Senior Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within six months after the date of acquisition; and

          (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1)-(5) of this definition.

     "CCAIC" means CCA Investment Corp., which is an indirect wholly owned
      -----
Subsidiary of the Company and was formed to hold the Company's Equity Interests in Crown Atlantic Holding Company LLC.

     "Centennial Group" means Centennial Fund IV, L.P., Centennial Fund V, L.P.
      ----------------
and Centennial Entrepreneurs Fund V, L.P.

     "Change of Control" means the occurrence of any of the following:
      -----------------

          (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

          (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares); provided that transfers of Equity Interests in the Company between or among the beneficial owners of the Company's Equity Interests and/or Equity Interests in CTSH, in each case as of November 20, 1997, shall not be deemed to cause a Change of Control under this clause (3) so long as no single Person together with its Affiliates acquires a beneficial interest in more of the Voting Stock of the Company than is at the time collectively beneficially owned by the Principals and their Related Parties;

          (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

          (5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (x) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) or
     (y) the Principals and their Related Parties own a majority of such outstanding shares after such transaction.

     "Consolidated Cash Flow" means, with respect to any Person for any period,
      ----------------------
the Consolidated Net Income of such Person for such period plus:

          (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus

          (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus

          (3) depreciation, amortization (including amortization of goodwill and other intangibles and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus

          (4) non-cash items increasing such Consolidated Net Income for such period (excluding any items that were accrued in the ordinary course of business), in each case on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Indebtedness" means, with respect to any Person as of any
      -------------------------
date of determination, the sum, without duplication, of:

          (1) the total amount of Indebtedness of such Person and its Restricted Subsidiaries, plus

          (2) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries, plus

          (3) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period,
      -----------------------
the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that:

          (1) the Net Income (but not loss) of any Person other than the Company that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof;

          (2) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (3) the cumulative effect of a change in accounting principles shall be excluded; and

          (4) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded whether or not distributed to the Company or one of its Restricted Subsidiaries.

     "Consolidated Tangible Assets" means, with respect to the Company, the
      ----------------------------
total consolidated assets of the Company and its Restricted Subsidiaries, less the total intangible assets of the Company and its Restricted Subsidiaries, as shown on the most recent internal consolidated balance sheet of the Company and such Restricted Subsidiaries calculated on a consolidated basis in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member
      --------------------
of the Board of Directors of the Company who:

          (1) was a member of such Board of Directors on the Issue Date;

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

          (3) is a designee of a Principal or was nominated by a Principal.

     "Credit Facilities" means one or more debt facilities (including, without
      -----------------
limitation, the Senior Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Crown Transition Agreements" means collectively (i) the Crown Memorandum
      ---------------------------
of Understanding among the Company, Robert A. Crown and Barbara A. Crown, dated as of July 2, 1998, (ii) the Crown Services Agreement between the Company and Robert A. Crown, dated as of July 2, 1998 and (iii) the Registration Rights Crown Side Letter Agreement, among the Company, Robert A. Crown and Barbara A. Crown, dated as of August 18, 1998.

     "CTI" means Castle Transmission International Limited.
      ---

     "CTI Operating Agreement" means the memorandum of understanding among the
      -----------------------
Company, CTSH, CTI and TdF, dated as of August 21, 1998, relating to the development of certain business opportunities outside of the United States and the provision of certain business support and technical services in connection therewith.

     "CTI Services Agreement" means the amended and restated services agreement
      ----------------------
between CTI and TdF, dated as of August 21, 1998, relating to the provisions of certain services to CTI.

     "CTSH" means Castle Transmission Services (Holdings) Ltd and its
      ----
successors.

     "CTSH Shareholders' Agreement" means the agreement entered into by the
      ----------------------------
Company, CTSH and TdF, dated as of August 21, 1998, to govern the relationship between the Company and TdF as shareholders of CTSH.

     "Debt to Adjusted Consolidated Cash Flow Ratio" means, as of any date of
      ---------------------------------------------
determination, the ratio of:

          (1) the Consolidated Indebtedness of the Company as of such date to

          (2) the sum of (a) the Consolidated Cash Flow of the Company for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available, less the Company's Tower Cash Flow for such four-quarter period, plus (b) the product of four times the Company's Tower Cash Flow for the most recent quarterly period (such sum being referred to as "Adjusted Consolidated Cash Flow"),
                                     -------------------------------

in each case determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Company and its Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period. For purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (ii) of the proviso set forth in definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to Calculation Date, shall be excluded.

     "Default" means any event that is, or with the passage of time or the
      -------
giving of notice or both would be, an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the
      ------------------
terms of any security into which it is convertible or for which it is exchangeable, in each case, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Exchangeable Preferred Stock or Senior Subordinated Exchange Debentures mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 9.1 hereof.

     "Eligible Indebtedness" means any Indebtedness other than (i) Indebtedness
      ---------------------
in the form of, or represented by, bonds or other securities or any guarantee thereof and (ii) Indebtedness that is, or may be, quoted, listed or purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the Securities Act).

     "Eligible Receivables" means the accounts receivable (net of any reserves
      --------------------
and allowances for doubtful accounts in accordance with GAAP) of the Company and its Restricted Subsidiaries that are not more than 60 days past their due date and that were entered into in the ordinary course of business on normal payment terms as shown on the most recent internal consolidated balance sheet of the Company and such Restricted Subsidiaries, all calculated on a consolidated basis in accordance with GAAP.

     "Equity Interests" means Capital Stock and all warrants, options or other
      ----------------
rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Exchange Date" means the date on which the Company exchanges all but not
      -------------
less than all of the Senior Exchangeable Preferred Stock for Senior Subordinated Exchange Debentures.

     "Exchange Offer" means exchange and issuance by the Company of New
      --------------
Preferred Stock or New Exchange Debentures, as the case may be, which shall be registered pursuant to a Registration Statement, in an amount equal to (i) the aggregate Liquidation Preference of all shares of Senior Exchangeable Preferred Stock that are tendered by the Holders thereof or (ii) the aggregate principal amount of all Senior Subordinated Exchange Debentures that are tendered by the Holders thereof, as the case may be, in connection with such exchange and issuance.

     "Exchange Offer Registration Statement" means the Registration Statement
      -------------------------------------
relating to the Exchange Offer, including the related Prospectus.

     "Exchange Trustee" means the trustee under the indenture governing the
      ----------------
Senior Subordinated Exchange Debentures.

     "Existing Indebtedness" means Indebtedness of the Company and its
      ---------------------
Subsidiaries (other than Indebtedness under the Senior Credit Facility) in existence on the Issue Date, until such amounts are repaid.

     "GAAP" means generally accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

     "Governance Agreement" means the agreement among the Company, TdF and its
      --------------------
affiliates, dated as of August 21, 1998, to provide for certain rights and obligations of the Company, TdF and its affiliates with respect to the management of the Company.

     "Guarantee" means a guarantee (other than by endorsement of negotiable
      ---------
instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of
      -------------------
such Person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "Indebtedness" means, with respect to any Person, any indebtedness of such
      ------------
Person, whether or not contingent, in respect of:

          (1)  borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3)  banker's acceptances;

          (4) representing Capital Lease Obligations;

          (5) the balance deferred and unpaid of the purchase price of any property; or

          (6) representing any Hedging Obligations,

except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person whether or not such Indebtedness is assumed by such Person (the amount of such Indebtedness as of any date being deemed to be the lesser of the value of such property or assets as of such date or the principal amount of such Indebtedness of such other Person so secured) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all investments by such
      -----------
Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company or a Restricted Subsidiary of the Company issues any of its Equity Interests such that, in each case, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 9.1 hereof.

     "Issue Date" means the closing date for the sale and original issuance of
      ----------
the Senior Exchangeable Preferred Stock.

     "Joint Venture Operating Agreement" means the Crown Atlantic Holding
      ---------------------------------
Company LLC Operating Agreement to be entered into by the Company and BAM, substantially in the form of Exhibit 3.5 to the Formation Agreement, dated as of December 8, 1998, by and among BAM, the Transferring Partnerships (as defined therein), the Company and CCA Investment Corp.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge,
      ----
charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Nassau Group" means Nassau Capital Partners II, L.P. and NAS Partners I,
      ------------
L.L.C.

     "Net Income" means, with respect to any Person, the net income (loss) of
      ----------
such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or
      ------------
any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

          (1) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof;

          (2) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

          (3) amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under a Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale;

          (4) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale;

          (5) the deduction of appropriate amounts provided by the seller as a reserve in accordance with GAAP against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale; and

          (6) without duplication, any reserves that the Company's Board of Directors determines in good faith should be made in respect of the sale price of such asset or assets for post closing adjustments; provided that in the case of any reversal of any reserve referred to in clause (5) or (6) above, the amount so reserved shall be deemed to be Net Proceeds from an Asset Sale as of the date of such reversal.

     "New Exchange Debentures" means the Company's 12 3/4% Senior Subordinated
      -----------------------
Exchange Debentures due 2010 issued pursuant to the Exchange Indenture (i) in the Exchange Offer or (ii) in connection with a resale of Senior Subordinated Exchange Debentures in reliance on a Shelf Registration Statement.

     "New Preferred Stock" means the Company's 12 3/4% Senior Exchangeable
      -------------------
Preferred Stock due 2010 issued pursuant to this Certificate of Designations (i) in the Exchange Offer or (ii) in connection with a resale of Senior Exchangeable Preferred Stock in reliance on a Shelf Registration Statement.

     "Non-Recourse Debt" means Indebtedness:
      -----------------

          (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
     (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender;

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (except that this clause (3) shall not apply to any Indebtedness incurred by CTSH and its Subsidiaries prior to August 21,
     1998).

     "Obligations" means any principal, interest, penalties, fees,
      -----------
indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Participating Broker-Dealer" means a Broker-Dealer that participates in
      ---------------------------
the Exchange Offer in accordance with Section 3(c) of the Registration Rights Agreement.

     "Permitted Business" means any business conducted by the Company, its
      ------------------
Restricted Subsidiaries or CTSH and its Subsidiaries on the Issue Date and any other business related, ancillary or complementary to any such business.

     "Permitted Investments" means:
      ---------------------

          (1)  Liens securing Senior Debt;

          (2) any Investment in the Company or in a Restricted Subsidiary of the Company;

          (3) any Investment in Cash Equivalents;

          (4) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

          (5) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 8.2 hereof;

          (6) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

          (7)  receivables created in the ordinary course of business;

          (8) loans or advances to employees made in the ordinary course of business not to exceed $1.0 million at any one time outstanding;

          (9) securities and other assets received in settlement of trade debts or other claims arising in the ordinary course of business;

          (10) purchases of additional Equity Interests in CTSH for cash pursuant to the Governance Agreement as the same is in effect on the Issue Date for aggregate cash consideration not to exceed $20.0 million since the Issue Date;

          (11) the Investment of up to an aggregate of $100.0 million of the net proceeds from the sale of the Senior Exchangeable Preferred Stock (i) to be used to consummate the formation of the Crown Atlantic Holding Company LLC joint venture with BAM or (ii) if the Company does not consummate the formation of the Crown Atlantic Holding Company LLC joint venture with BAM, in one or more other Subsidiaries of the Company (which may be Unrestricted Subsidiaries of the Company), each of which derives or expects to derive a majority of its revenues from one or more Permitted Businesses (each such Investment being measured as of the date made and without giving effect to subsequent changes in value);

          (12) Additional Investments with the net proceeds from the sale of the Senior Exchangeable Preferred Stock in an aggregate amount equal to (x) the gross proceeds from the sale of the Senior Exchangeable Preferred Stock, minus (y) the aggregate amount of Investments made or permitted to be made pursuant to clause (11) of this paragraph, minus (z) the aggregate amount of Indebtedness incurred and/or Disqualified Stock issued pursuant to clause (11) of the second paragraph of Section 9.2 hereof (each such Investment being measured as of the date made and without giving effect to subsequent changes in value); and

          (13) other Investments in Permitted Businesses not to exceed an amount equal to $10.0 million plus 10% of the Company's Consolidated Tangible Assets at any one time outstanding (each such Investment being measured as of the date made and without giving effect to subsequent changes in value).

     "Permitted Junior Securities" means Equity Interests in the Company or debt
      ---------------------------
securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Senior Subordinated Exchange Debentures are subordinated to Senior Debt pursuant to the Exchange Indenture.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company
      ----------------------------------
or any of its Restricted Subsidiaries or Disqualified Stock of the Company issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) or Disqualified Stock of the Company; provided that:

          (1) the principal amount, initial accreted value or liquidation preference, as applicable, of such Permitted Refinancing Indebtedness does not exceed the principal amount, accreted value or liquidation preference, as applicable, of, plus accrued interest or accumulated dividends on, the Indebtedness or Disqualified Stock so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of expenses and prepayment premiums incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Subordinated Exchange Debentures, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Senior Subordinated Exchange Debentures on terms at least as favorable to the Holders of Senior Subordinated Exchange Debentures as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or such Disqualified Stock is issued by the Company.

     "Person" means any individual, corporation, partnership, joint venture,
      ------
association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "Principals" means Berkshire Group, Centennial Group, Nassau Group, TdF and
      ----------
any Related Party of the foregoing.

     "Prospectus" means the prospectus included in a Registration Statement at
      ----------
the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     "Public Equity Offering" means an underwritten primary public offering of
      ----------------------
common stock of the Company pursuant to an effective registration statement under the Securities Act.

     "Registration Rights Agreement" means the registration rights agreement to
      -----------------------------
be entered into by the Company on or before the Issue relating to the registration of the Senior Exchangeable Preferred Stock and the Senior Subordinated Exchange Debentures with the Commission.

     "Registration Statement" means any registration statement of the Company
      ----------------------
relating to an offering of New Preferred Stock or New Exchange Debentures, as the case may be, that is filed pursuant to the provisions of the Registration Rights Agreement, and includes the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     "Related Party" with respect to any Principal means:
      -------------

     (1) any controlling stockholder, 80% (or more) owned Subsidiary of such Principal; or

     (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, members, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (1).

     "Restricted Definitive Certificate" means a definitive certificate
      ---------------------------------
evidencing Senior Exchangeable Preferred Stock, registered in the name of the holder thereof, in the form of Exhibit A hereto and bearing the Private Placement Legend.

     "Restricted Investment" means an Investment other than a Permitted
      ---------------------
Investment.

     "Restricted Global Certificate" means a global certificate in the form of
      -----------------------------
Exhibit A hereto bearing the Global Certificate Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding aggregate liquidation preference of the Senior Exchangeable Preferred Stock sold in reliance on Rule 144A.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent
      ---------------------
Person that is not an Unrestricted Subsidiary.

     "Rights Agreement" means the agreement between the Company and ChaseMellon
      ----------------
Shareholders Services, L.L.C., as rights agent, dated as of August 21, 1998, relating to the dividend declared by the Company consisting of the right to purchase 1/1000th of a share of the Company's Series A Participating Cumulative Preferred Stock, par value $.01 per share.

     "Senior Credit Facility" means that certain Amended and Restated Loan
      ----------------------
Agreement, dated as of July 10, 1998, by and among Key Corporate Capital Inc. and PNC Bank, National Association, as arrangers and agents for the financial institutions listed therein, and Crown Communication Inc. and Crown Castle International Corp. de Puerto Rico, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Senior Debt" means:
      -----------

          (1) all Indebtedness outstanding under the Senior Credit Facility and all Hedging Obligations (including guarantees thereof) with respect thereto of the Company, whether outstanding on the Issue Date or thereafter incurred;

          (2) all Indebtedness outstanding under the Senior Discount Notes or any Guarantees thereof, as the case may be;

          (3) any other Indebtedness permitted to be incurred by the Company or any of its Restricted Subsidiaries under the terms of this Certificate of Designations unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Senior Subordinated Exchange Debentures; and

          (4) all Obligations with respect to the preceding clauses (1), (2) and
     (3) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).


Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include:

          (1) any liability for federal, state, local or other taxes owed or owing by the Company or the Restricted Subsidiaries;

          (2) any Indebtedness of the Company or any Restricted Subsidiary to any of its Subsidiaries;

          (3) any trade payables;

          (4) any Indebtedness that is incurred in violation of this Certificate of Designations (but only to the extent so incurred); or

          (5) any Capitalized Lease Obligations.

     "Senior Discount Notes Indenture" means that certain Indenture, dated as of
      -------------------------------
November 20, 1997, governing the Company's 10 5/8% Senior Discount Notes due
2007.

     "Senior Exchangeable Preferred Stock" means (i) the 12 3/4% Senior
      -----------------------------------
Exchangeable Preferred Stock due 2010 of the Company issued on the Issue Date,
(ii) any and all additional fully-paid and non-assessable shares of 12 3/4% Senior Exchangeable Preferred Stock due 2010 of the Company issued after the Issue Date as payment of dividends in accordance with the provisions of Section 3 hereof and (iii) any and all shares of New Preferred Stock.

     "Senior Subordinated Exchange Debentures" means (i) the 12 3/4% Senior
      ---------------------------------------
Subordinated Exchange Debentures due 2010 of the Company issued on the Exchange Date, (ii) any and all additional 12 3/4% Senior Subordinated Exchange Debentures due 2010 of the Company issued after the Exchange Date as payment of interest in accordance with the provisions of the Exchange Indenture and (iii) any and all New Exchange Debentures.

     "Shelf Registration Statement" means the Shelf Registration Statement as
      ----------------------------
defined in the Registration Rights Agreement.

     "Significant Subsidiary" means, with respect to any Person, any Restricted
      ----------------------
Subsidiary of such Person that would be a "significant subsidiary" of such Person as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof, except that all references to "10 percent" in Rule 1-02(w)(1), (2) and
(3) shall mean "5 percent" and that all Unrestricted Subsidiaries of the Company shall be excluded from all calculations under Rule 1-02(w).

     "Stated Maturity" means, with respect to any installment of interest or
      ---------------
principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Stockholders' Agreement" means the agreement among the Company and certain
      -----------------------
stockholders of the Company, dated as of August 21, 1998, to provide for certain rights and obligations of the Company and such stockholders with respect to the governance of the Company and such stockholders' shares of Common Stock and/or Class A Common Stock of the Company.

     "Strategic Equity Investment" means a cash contribution to the common
      ---------------------------
equity capital of the Company or a purchase from the Company of common Equity Interests (other than Disqualified Stock), in either case by or from a Strategic Equity Investor and for aggregate cash consideration of at least $50.0 million.

     "Strategic Equity Investor" means a Person engaged in a Permitted Business
      -------------------------
whose Total Equity Market Capitalization exceeds $1.0 billion.

     "Subsidiary" means, with respect to any Person:
      ----------

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "TdF" means TeleDiffusion de France International S.A.
      ---

     "Total Equity Market Capitalization" of any Person means, as of any day of
      ----------------------------------
determination, the sum of:

          (1) the product of (A) the aggregate number of outstanding primary shares of common stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of such person) multiplied by (B) the average closing price of such common stock listed on a national securities exchange or the Nasdaq National Market System over the 20 consecutive business days immediately preceding such day; plus

          (2) the liquidation value of any outstanding shares of preferred stock of such Person on such day.

     "Tower Asset Exchange" means any transaction in which the Company or one of
      --------------------
its Restricted Subsidiaries exchanges assets for Tower Assets and/or cash or Cash Equivalents where the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Transfer Agent and/or the Exchange Trustee, as appropriate) of the Tower Assets and cash or Cash Equivalents received by the Company and its Restricted Subsidiaries in such exchange is at least equal to the fair market value of the assets disposed of in such exchange.

     "Tower Assets" means wireless transmission towers and related assets that
      ------------
are located on the site of a transmission tower.

     "Tower Cash Flow" means, for any period, the Consolidated Cash Flow of the
      ---------------
Company and its Restricted Subsidiaries for such period that is directly attributable to site rental revenue or license fees paid to lease or sublease space on communication sites owned or leased by the Company, all determined on a consolidated basis and in accordance with GAAP. Tower Cash Flow shall not include revenue or expenses attributable to non-site rental services provided by the Company or any of its Restricted Subsidiaries to lessees of communication sites or revenues derived from the sale of assets.

     "Unrestricted Definitive Certificate" means a definitive certificate
      -----------------------------------
evidencing Senior Exchangeable Preferred Stock, registered in the name of the holder thereof, in the form of Exhibit A hereto, representing a series of Senior Exchangeable Preferred Stock that do not bear the Private Placement Legend.

     "Unrestricted Global Certificate" means a permanent global certificate in
      -------------------------------
the form of Exhibit A attached hereto that bears the Global Certificate Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Senior Exchangeable Preferred Stock that do not bear the Private Placement Legend.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that is
      -----------------------
designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

          (5) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

Any such designation by the Board of Directors shall be evidenced to the Transfer Agent and the Exchange Trustee by filing with the Transfer Agent and the Exchange Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 9.1 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Certificate of Designations and the Exchange Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 9.2 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under
Section 9.2 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default would occur or be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such
      ------------
Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness
      ---------------------------------
or series or class of preferred stock at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation preference, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

          (2) the then outstanding principal amount of such Indebtedness or the aggregate liquidation preference of the then outstanding preferred stock, as the case may be.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted
      ----------------------------------
Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 2  RANKING

     The Senior Exchangeable Preferred Stock shall rank senior in right of payment to all classes or series of the Company's capital stock as to dividends and upon liquidation, dissolution or winding up of the Company.

     Without the consent of the Holders of at least two-thirds of the then outstanding Senior Exchangeable Preferred Stock, the Company may not authorize, create (by way of reclassification or otherwise) or issue:

          (1) any class or series of capital stock of the Company ranking senior to the Senior Exchangeable Preferred Stock ("Senior Securities") or
                                                  -----------------

          (2) any obligation or security convertible or exchangeable into, or evidencing a right to purchase, shares of any class or series of Senior Securities.

     Notwithstanding the foregoing, the Company may, without the consent of the Holders of the Senior Exchangeable Preferred Stock, authorize, create (by way of reclassification or otherwise) or issue:

          (1) any class or series of capital stock of the Company ranking on a parity with the Senior Exchangeable Preferred Stock ("Parity Securities")
                                                           -----------------
     or

          (2) any obligation or security convertible or exchangeable into, or evidencing a right to purchase, shares of any class or series of Parity Securities.

SECTION 3  DIVIDENDS

     When the Board of Directors declares dividends out of legally available Company funds, the Holders of the Senior Exchangeable Preferred Stock, who are Holders of record as of the preceding March 1, June 1, September 1 and December 1 (each, a "Record Date"), shall be entitled to receive cumulative preferential
            -----------
dividends at the rate per share of 12 3/4% per annum. Dividends on the Senior Exchangeable Preferred Stock shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, a "Dividend Payment
                                                             ----------------
Date"), commencing on March 15, 1999.
----

     On or prior to December 15, 2003, the Company may, at its option, pay dividends:

          (1)  in cash or

          (2) in additional fully-paid and non-assessable shares of Senior Exchangeable Preferred Stock (including fractional stock) having an aggregate Liquidation Preference equal to the amount of such dividends.

     After December 15, 2003, the Company shall pay dividends in cash only. The Company does not expect to pay any dividends in cash before December 15, 2003.

     Dividends payable on the Senior Exchangeable Preferred Stock shall be:

          (1) computed on the basis of a 360-day year comprised of twelve 30-day months; and

          (2)  accrue on a daily basis.

     Dividends on the Senior Exchangeable Preferred Stock shall accrue whether or not:

          (1) the Company has earnings or profits;

          (2) there are funds legally available for the payment of such dividends or

          (3)  dividends are declared.

     Dividends shall accumulate to the extent they are not paid on the Dividend Payment Date for the quarterly period to which they relate. Accumulated unpaid dividends shall accrue dividends at the rate of 12 3/4% per annum. The Company must take all actions required or permitted under Delaware law to permit the payment of dividends on the Senior Exchangeable Preferred Stock.

     For any dividend period, the Company shall not declare or pay upon, or set any sum apart for the payment of dividends upon any outstanding Senior Exchangeable Preferred Stock unless it has declared and paid upon, or declared and set apart a sufficient sum for the payment of dividends upon, all outstanding Senior Exchangeable Preferred Stock for all preceding dividend periods.

     Unless the Company has declared and paid upon, or declared and set apart a sufficient sum for the payment of, full cumulative dividends on all outstanding Senior Exchangeable Preferred Stock due for all past dividend periods, then:

          (1) no dividend (other than a dividend payable solely in stock of any class of stock ranking junior to the Senior Exchangeable Preferred Stock as to the payment of dividends and as to rights in liquidation, dissolution or winding up of the affairs of the Company (any such stock, "Junior
                                                                ------
     Securities")) shall be declared or paid upon, or any sum set apart for the
     ----------
     payment of dividends upon, any Junior Securities;

          (2) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any Junior Securities;

          (3) no Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for other Junior Securities) by the Company or any of its Restricted Subsidiaries;

          (4) no warrants, rights, calls or options to purchase any Junior Securities shall be directly or indirectly issued by the Company or any of its Restricted Subsidiaries; and

          (5) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any Junior Securities by the Company or any of its Restricted Subsidiaries.

     Holders of the Senior Exchangeable Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

SECTION 4  VOTING RIGHTS; AMENDMENT

     Holders of record of the Senior Exchangeable Preferred Stock shall have no voting rights, except as required by law and as provided in this Certificate of Designations. Under this Certificate of Designations, the number of members of the Company's Board of Directors shall immediately and automatically increase by two, and the Holders of a majority of the outstanding Senior Exchangeable Preferred Stock, voting separately as a class together with holders of all other Parity Securities having similar voting rights, may elect two members to the Board of Directors of the Company, upon the occurrence of any of the following events (each, a "Voting Rights Triggering Event"):
                 ------------------------------

          (1) the accumulation of accrued and unpaid dividends on the outstanding Senior Exchangeable Preferred Stock (or after December 15, 2003, such dividends are not paid in cash) in an amount equal to six full quarterly dividends (whether or not consecutive);

          (2) failure by the Company or any of its Restricted Subsidiaries to comply with any mandatory redemption obligation with respect to the Senior Exchangeable Preferred Stock, the failure to make an Asset Sale Offer or Change of Control Offer in accordance with the provisions of this Certificate of Designations and/or the failure to repurchase Senior Exchangeable Preferred Stock pursuant to such offers;

          (3) failure by the Company to make a Change of Control Offer or to repurchase any Senior Exchangeable Preferred Stock pursuant to a Change of Control Offer in reliance on the last paragraph of Section 8.1 hereof or failure by the Company to make an Asset Sale Offer or to repurchase any Senior Exchangeable Preferred Stock pursuant to an Asset Sale Offer in reliance on the last paragraph under
     Section 8.2 hereof;

          (4) failure by the Company or any of its Restricted Subsidiaries to comply with any of the other covenants or agreements set forth in this Certificate of Designations and the continuance of such failure for 30 consecutive days after notice to the Company by Holders of record of the Senior Exchangeable Preferred Stock representing 25% of the outstanding shares of the Senior Exchangeable Preferred Stock;

          (5) defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Closing Date, which default (i) is caused by a failure to pay the principal amount of such Indebtedness at final maturity after giving effect to any applicable grace period (a "Payment
                                                                     -------
     Default") or (ii) results in the acceleration of such Indebtedness prior to
     -------
     its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

          (6) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

               (i)   commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (iv) makes a general assignment for the benefit of its creditors, or

               (v)   generally is not paying its debts as they become due; or

          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any Significant Subsidiary in an involuntary case;

               (ii) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary; or

               (iii) orders the liquidation of the Company or any Significant Subsidiary;

     and the order or decree remains unstayed and in effect for 60 consecutive days.

     The term of office of the directors elected as a result of a Voting Rights Triggering Event shall continue until all dividends in arrears on the Senior Exchangeable Preferred Stock are paid in full and all other Voting Rights Triggering Events have been cured or waived, at which time the term of office of any such directors shall terminate.

SECTION 5  EXCHANGE

     On any Dividend Payment Date, the Company may exchange all and not less than all of the shares of then outstanding Senior Exchangeable Preferred Stock for the Company's Senior Subordinated Exchange Debentures if:

          (1) on the date of the exchange, there are no accumulated and unpaid dividends on the Senior Exchangeable Preferred Stock (including the dividend payable on that date) or other contractual impediments to the exchange;

          (2) there are sufficient legally available funds;

          (3) the exchange does not immediately cause:

               (a) a Default (as defined in the Exchange Indenture); and

               (b) a default or event of default under any material instrument governing Indebtedness of the Company, including without limitation the Senior Discount Notes, outstanding at the time;

          (4) the Exchange Indenture has been qualified under the Trust Indenture Act, if qualification is required at the time of exchange; and

          (5) the Company has delivered a written opinion to the Exchange Trustee stating that all conditions to the exchange have been satisfied.

     Upon any exchange pursuant to the preceding paragraph, and subject to the second succeeding sentence of this paragraph, holders of outstanding Senior Exchangeable Preferred Stock shall be entitled to receive:

          (1) $1.00 principal amount of Senior Subordinated Exchange Debentures for each $1.00 of the aggregate Liquidation Preference, plus

          (2) without duplication, any accrued and unpaid dividends and Liquidated Damages, if any.

     The Senior Subordinated Exchange Debentures shall be:

          (1) issued in registered form, without coupons;

          (2) issued in principal amounts of $1,000 and integral multiples thereof to the extent possible; and

          (3) issuable in principal amounts less than $1,000 so that each holder of Senior Exchangeable Preferred Stock will receive interests representing the entire amount of Senior Subordinated Exchange Debentures to which such holder's share of Senior Exchangeable

     Preferred Stock entitle such holder, provided that the Company may pay cash in lieu of issuing a Senior Subordinated Exchange Debenture having a principal amount less than $1,000.

     The Company or a Company representative shall send notice of the intention to exchange by first class mail, postage prepaid, to each Holder of record of Senior Exchangeable Preferred Stock at its registered address not more than 60 days nor less than 30 days prior to the Exchange Date. In addition to any information required by law or by the applicable rules of any exchange upon which Senior Exchangeable Preferred Stock may be listed or admitted to trading, the notice shall state:

          (1) the Exchange Date;

          (2) the place or places where certificates for such stock are to be surrendered for exchange, including any procedures applicable to exchanges to be accomplished through book-entry transfers; and

          (3) that dividends on the Senior Exchangeable Preferred Stock to be exchanged will cease to accrue on the Exchange Date.

     If notice of any exchange has been properly given, and if on or before the Exchange Date the Senior Subordinated Exchange Debentures have been duly executed and authenticated and an amount in cash or additional Senior Exchangeable Preferred Stock (as applicable) equal to all accrued and unpaid dividends and Liquidated Damages, if any, thereon to the Exchange Date has been deposited with the Transfer Agent, then on and after the close of business on the Exchange Date:

          (1) the Senior Exchangeable Preferred Stock to be exchanged shall no longer be considered outstanding and may subsequently be issued in the same manner as the other authorized but unissued preferred stock, including as Parity Securities, but not as the same class as the Senior Exchangeable Preferred Stock; and

          (2) all rights of the Holders as stockholders of the Company shall cease, except their right to receive upon surrender of their certificates the Senior Subordinated Exchange Debentures and all accrued and unpaid dividends and Liquidated Damages, if any, thereon to the Exchange Date.

SECTION 6  REDEMPTION

Section 6.1  Mandatory Redemption

     On December 15, 2010 (the "Mandatory Redemption Date"), the Company shall be required to redeem (subject to it having sufficient legally available funds) all outstanding Senior Exchangeable Preferred Stock at a price in cash equal to the Liquidation Preference, plus accrued and unpaid dividends and Liquidated Damages, if any, to the date of redemption. The Company shall not be required to make sinking fund payments with respect to the Senior Exchangeable Preferred Stock. The Company must take all actions required or permitted under Delaware law to permit such redemption.

Section 6.2  Optional Redemption

     During the first 36 months after the Issue Date, the Company may on any one or more occasions redeem up to 35% of the aggregate Liquidation Preference of the Senior Exchangeable Preferred Stock then outstanding at a redemption price of 112.750% of the Liquidation Preference thereof, plus accrued and unpaid dividends and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings or Strategic Equity Investments; provided that:

          (1) at least $130.0 million aggregate Liquidation Preference of Senior Exchangeable Preferred Stock remains outstanding immediately after the occurrence of such redemption (excluding Senior Exchangeable Preferred Stock held by the Company and its Subsidiaries); and

          (2) the redemption must occur within 60 days of the date of the closing of the Public Equity Offering or Strategic Equity Investment.

     Except pursuant to the preceding paragraph, the Senior Exchangeable Preferred Stock shall not be redeemable at the Company's option prior to December 15, 2003.

     On or after December 15, 2003, the Company may redeem all or any part of the Senior Exchangeable Preferred Stock upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of the Liquidation Preference) set forth below plus accrued and unpaid dividends and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

          YEAR                                                                    Percentage
          ----                                                                    ----------
          2003..................................................................  106.375%
          2004..................................................................  104.781%
          2005..................................................................  103.188%
          2006..................................................................  101.594%
          2007 and thereafter...................................................  100.000%

Section 6.3  Selection and Notice

     If less than all of the Senior Exchangeable Preferred Stock is to be redeemed at any time, the Transfer Agent will select Senior Exchangeable Preferred Stock for redemption as follows:

          (1) if the Senior Exchangeable Preferred Stock is listed, in compliance with the requirements of the principal national securities exchange on which the Senior Exchangeable Preferred Stock is listed; or

          (2) if the Senior Exchangeable Preferred Stock is not so listed, on a pro rata basis, by lot or by such method as the Transfer Agent shall deem fair and appropriate.

     No Senior Exchangeable Preferred Stock with a Liquidation Preference of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Senior Exchangeable Preferred Stock to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any Senior Exchangeable Preferred Stock is to be redeemed in part only, the notice of redemption that relates to that Senior Exchangeable Preferred Stock shall state the portion of the Liquidation Preference thereof to be redeemed. A new certificate with an aggregate Liquidation Preference equal to the unredeemed portion of the original certificate evidencing Senior Exchangeable Preferred Stock presented for redemption shall be issued in the name of the Holder thereof upon cancellation of the original certificate. Senior Exchangeable Preferred Stock called for redemption becomes due on the date fixed for redemption. On and after the redemption date, dividends cease to accrue on Senior Exchangeable Preferred Stock or portions thereof called for redemption.


SECTION 7  LIQUIDATION RIGHTS

     Each Holder of the Senior Exchangeable Preferred Stock shall be entitled to payment, out of the assets of the Company available for distribution, of an amount equal to the aggregate Liquidation Preference of the Senior Exchangeable Preferred Stock held by such Holder, plus accrued and unpaid dividends and Liquidated Damages, if any, to the date fixed for liquidation, dissolution, winding up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including, without limitation, common stock of the Company, upon any:

          (1) voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company; or

          (2) reduction or decrease in the Company's capital stock resulting in a distribution of assets to the holders of any class or series of the Company's capital stock (a "reduction or decrease in capital stock").

     After payment in full of the Liquidation Preference and all accrued dividends, if any, to which Holders of Senior Exchangeable Preferred Stock are entitled, such Holders may not further participate in any distribution of assets of the Company. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations shall be a voluntary or involuntary liquidation, dissolution or winding up of the Company or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer is in connection with a liquidation, dissolution or winding up of the business of the Company or reduction or decrease in capital stock.

SECTION 8  REPURCHASE AT THE OPTION OF HOLDERS

Section 8.1  Change of Control

     If a Change of Control occurs, each Holder of Senior Exchangeable Preferred Stock shall have the right to require the Company to repurchase all or any part (but not any fractional shares) of such Holder's Senior Exchangeable Preferred Stock pursuant to the offer described below (the "Change of Control Offer"). In
                                                  -----------------------
the Change of Control Offer, the Company shall offer a payment in cash equal to 101% of the aggregate Liquidation Preference of Senior Exchangeable Preferred Stock repurchased plus accrued and unpaid dividends and Liquidated Damages thereon, if any (subject to the right of Holders of record on the relevant record date to receive dividends and Liquidated Damages, if any, due on the relevant dividend payment date), to the date of purchase (the "Change of Control
                                                               -----------------
Payment").  Within 30 days following any Change of Control, the Company shall
-------
mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Exchangeable Preferred Stock on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures
             ------------------------------
required by this Certificate of Designations and described in such notice.

     On the Change of Control Payment Date, the Company shall, to the extent lawful:

          (1) accept for payment all Senior Exchangeable Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent (as defined in Section 13 hereof) an amount equal to the Change of Control Payment in respect of all Senior Exchangeable Preferred Stock or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Transfer Agent the Senior Exchangeable Preferred Stock so accepted together with an Officers' Certificate stating the aggregate Liquidation Preference of Senior Exchangeable Preferred Stock or portions thereof being purchased by the Company.

     The Company shall promptly mail to each Holder of Senior Exchangeable Preferred Stock so tendered the Change of Control Payment for such Senior Exchangeable Preferred Stock, and the Transfer Agent shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new certificate representing the Senior Exchangeable Preferred Stock equal in Liquidation Preference to any unpurchased portion of the Senior Exchangeable Preferred Stock surrendered, if any.

     The Change of Control provisions described above shall be applicable whether or not any other provisions of this Certificate of Designations are applicable. The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations applicable to any Change of Control Offer. To the extent that the provisions of any such securities laws or securities regulations conflict with this Section 8.1, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 8.1 by virtue thereof.

     The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Certificate of Designations applicable to a Change of Control Offer made by the Company and purchases all Senior Exchangeable Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

     Notwithstanding the foregoing, the Company may not repurchase any Senior Exchangeable Preferred Stock pursuant to this provision unless such repurchase complies with the restricted payments covenant contained in the Senior Discount Notes Indenture; provided that if the Company does not make a Change of Control Offer or does not repurchase any Senior Exchangeable Preferred Stock pursuant to a Change of Control Offer, then such failure shall constitute a Voting Rights Triggering Event.

Section 8.2  Asset Sales

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Transfer Agent) of the assets or Equity Interests issued or sold or otherwise disposed of; and

          (2) except in the case of a Tower Asset Exchange, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

     For purposes of this provision, each of the following shall be deemed to be cash:

          (1) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Exchangeable Preferred Stock or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

          (2) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 20 days of the applicable Asset Sale (to the extent of the cash received).

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the applicable Restricted Subsidiary may apply such Net Proceeds to:

          (1) reduce any Indebtedness of the Company;

          (2) reduce any Indebtedness of any of the Company's Restricted Subsidiaries;

          (3) the acquisition of all or substantially all the assets of a Permitted Business;

          (4) the acquisition of Voting Stock of a Permitted Business from a Person that is not a Subsidiary of the Company; provided, that, after giving effect thereto, the Company or its Restricted Subsidiary owns a majority of such Voting Stock and designates such Permitted Business as a Restricted Subsidiary or

          (5) the making of a capital expenditure or the acquisition of other long-term assets that are used or useful in a Permitted Business.

     Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Certificate of Designations.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall be required to make an offer to all holders of Senior Discount Notes and may be required to make such offer to holders of other Indebtedness of the Company then outstanding (a "Senior Asset Sale Offer") to
                                                 -----------------------
purchase the maximum principal amount of the Senior Discount Notes and such other Indebtedness, if applicable, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount or accreted value thereof, as the case may be, plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Senior Discount Notes Indenture and in the instruments governing such other Indebtedness. To the extent that the aggregate amount of Senior Discount Notes and such other Indebtedness tendered pursuant to a Senior Asset Sale Offer is less than the remaining

Excess Proceeds ("Remaining Excess Proceeds") and the sum of (A) such amount of
                  -------------------------
Remaining Excess Proceeds and (B) the Remaining Excess Proceeds from any subsequent Senior Asset Sale Offers exceeds $3.0 million, the Company shall be required to make an offer to all Holders of Senior Exchangeable Preferred Stock and all holders of Parity Securities containing provisions similar to those set forth in this Certificate of Designations with respect to offers to purchase with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the
                                          ----------------
maximum Liquidation Preference of Senior Exchangeable Preferred Stock and such Parity Securities that may be purchased out of such Remaining Excess Proceeds, at an offer price in cash in an amount equal to 100% of the Liquidation Preference thereof plus accrued and unpaid dividends and Liquidated Damages thereon, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive dividends and Liquidated Damages, if any, due on the relevant Dividend Payment Date), in accordance with the procedures set forth in this Certificate of Designations and such Parity Securities. To the extent that any Remaining Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Certificate of Designations. If the aggregate Liquidation Preference of Senior Exchangeable Preferred Stock and such Parity Securities tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Remaining Excess Proceeds, the Transfer Agent shall select the Senior Exchangeable Preferred Stock and such Parity Securities to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     The Asset Sale provisions described above shall be applicable whether or not any other provisions of this Certificate of Designations are applicable. The Company shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations applicable to any Asset Sale Offer. To the extent that the provisions of any such securities laws or securities regulations conflict with the provisions of this Section 8.2, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 8.2 by virtue thereof.

     Notwithstanding the foregoing, the Company may not repurchase any Senior Exchangeable Preferred Stock pursuant to this provision unless such repurchase complies with the restricted payments covenant contained in the Senior Discount Notes Indenture; provided that if the Company does not make an Asset Sale Offer or does not repurchase any Senior Exchangeable Preferred Stock pursuant to an Asset Sale Offer, then such failure shall constitute a Voting Rights Triggering Event.

SECTION 9  CERTAIN COVENANTS

Section 9.1  Restricted Payments

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of the Company's Junior Securities or any warrants, options or other rights to acquire Junior Securities (other than any debt security that is convertible into, or exchangeable for, Junior Securities) or any of the Company's Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's Junior Securities or any warrants, options or other rights to acquire Junior Securities (other than any debt security that is convertible into, or exchangeable for, Junior Securities) or any of the

     Company's Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

          (2) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Junior Securities of the Company or any warrants, options or other rights to acquire Junior Securities (other than any debt security that is convertible into, or exchangeable for, Junior Securities) or any Equity Interests of any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company and other than the Senior Exchangeable Preferred Stock); or

          (3) make any Restricted Investment, (all such payments and other actions set forth in clauses (1) through (3) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Voting Rights Triggering Event shall have occurred and be continuing or would occur as a consequence thereof; and

          (2) the Company would have been permitted to incur at least $1.00 of additional indebtedness pursuant to the Debt to Adjusted Consolidated Cash Flow Ratio test set forth in the first paragraph of Section 9.2 hereof; provided that the Company and its Restricted Subsidiaries shall not be required to comply with this clause (2) in order to make any Restricted Investment; and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2) and (3) of the next succeeding paragraph), is less than the sum, without duplication, of:

              (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

              (b) 100% of the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock and except to the extent such net cash proceeds are used to incur new Indebtedness outstanding pursuant to clause (10) of the second paragraph of Section 9.2 hereof) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock); plus

               (c) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment; plus

               (d) to the extent that any Unrestricted Subsidiary of the Company and all of its Subsidiaries are designated as Restricted Subsidiaries after the Issue Date, the lesser of (A) the fair market value of the Company's Investments in such Subsidiaries as of the date of such designation, or (B) the sum of (x) the fair market value of the Company's Investments in such Subsidiaries as of the date on which such Subsidiaries were originally designated as Unrestricted Subsidiaries and (y) the amount of any Investments made in such Subsidiaries subsequent to such designation (and treated as Restricted Payments) by the Company or any Restricted Subsidiary; provided that:

                   (i) in the event the Unrestricted Subsidiaries designated as Restricted Subsidiaries are CTSH and its Subsidiaries, the references in clauses (A) and (B) of this clause (d) to fair market value of the Company's Investments in such Subsidiaries shall mean the amount by which the fair market value of all such Investments exceeds 34.3% of the fair market value of CTSH and its Subsidiaries as a whole; and

                   (ii) in the event the Unrestricted Subsidiaries designated as Restricted Subsidiaries are CCAIC and its Subsidiaries, the references in clauses (A) and (B) of this clause (d) to fair market value of the Company's Investments in such Subsidiaries shall mean the amount by which the fair market value of all such Investments exceeds $250.0 million; plus

               (e) 50% of any dividends received by the Company or a Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period.

     The foregoing provisions shall not prohibit:

           (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Certificate of Designations;

           (2) the making of any Investment or the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the sale after the Issue Date (other than to a Subsidiary of the Company) of, any Equity Interests of the Company (other than any Disqualified Stock), provided that such net cash proceeds are not used to incur new Indebtedness pursuant to clause (10) of the second paragraph of Section 9.2 hereof); and provided further that, in each such case, the amount of any such net cash proceeds that are so utilized shall be excluded from clause (3) (b) of the preceding paragraph;

           (3) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis; or

          (4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the Issue Date; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed (a) $500,000 in any twelve-month period and (b) $5.0 million in the aggregate.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Voting Rights Triggering Event; provided that in no event shall the businesses operated by the Company's Restricted Subsidiaries as of November 20, 1997 be transferred to or held by an Unrestricted Subsidiary. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this Section 9.1. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if such designation would not cause a Voting Rights Triggering Event.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or the applicable Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any property, assets or Investments required by this Section 9.1 to be determined shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Transfer Agent.

Section 9.2  Incurrence of Indebtedness and Issuance of Preferred Stock

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and that the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, that the Company may incur Indebtedness (including Acquired
Debt) or issue shares of Disqualified Stock and the Company's Restricted Subsidiaries may incur Indebtedness if, in each case, the Company's Debt to Adjusted Consolidated Cash Flow Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available, would have been no greater than 7.5 to 1.

     The provisions of the first paragraph of this Section 9.2 shall not apply to the incurrence of any of the following items of Indebtedness or to the issuance of any of the following items of Disqualified Stock or preferred stock (collectively, "Permitted Debt"):

          (1) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including Indebtedness under Credit Facilities) in an aggregate principal amount (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) at any one time outstanding not to exceed the greater of (x) $200.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to repay Indebtedness under a Credit Facility pursuant to Section 8.2 hereof, and
     (y) 70% of the Eligible Receivables that are outstanding as of such date of incurrence;

          (2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (3) the issuance by the Company of preferred stock represented by the Senior Exchangeable Preferred Stock and the incurrence by the Company of Indebtedness represented by the Senior Subordinated Exchange Debentures;

          (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (4), not to exceed $10.0 million at any one time outstanding;

          (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness of the Company or any of its Restricted Subsidiaries or Disqualified Stock of the Company (other than intercompany Indebtedness) that was permitted by this Certificate of Designations to be incurred under the first paragraph hereof or clauses (2) or (3) or this clause (5) of this paragraph;

          (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, that (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

          (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Certificate of Designations to be outstanding or currency exchange risk;

          (8) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Certificate of Designations;

          (9) the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Debt in connection with the acquisition of assets or a new Subsidiary and the incurrence by the Company's Restricted Subsidiaries of Indebtedness as a result of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary; provided that, in the case of any such incurrence of Acquired Debt, such Acquired Debt was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Restricted Subsidiaries; and provided further that, in the case of any incurrence pursuant to this clause (9), as a result of such acquisition by the Company or one of its Restricted Subsidiaries, the Company's Debt to Adjusted Consolidated Cash Flow Ratio at the time of incurrence of such Acquired Debt, after giving pro forma effect to such incurrence as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available, would have been less than the Company's Debt to Adjusted Consolidated Cash Flow Ratio for the same period without giving pro forma effect to such incurrence;

          (10) the incurrence by the Company of Indebtedness not to exceed, at any one time outstanding, the sum of (i) 2.0 times the aggregate net cash proceeds plus (ii) 1.0 times the fair market value of non-cash proceeds (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Transfer Agent), in each case, from the issuance and sale, other than to a Subsidiary, of Equity Interests (other than Disqualified Stock) of the Company since the Issue Date (less the amount of such proceeds used to make Restricted Payments as provided in clause (3)(b) of the first paragraph or clause (2) of the second paragraph of Section 9.1 hereof); provided that such Indebtedness does not mature prior to the Stated Maturity of the Senior Exchangeable Preferred Stock and the Weighted Average Life to Maturity of such Indebtedness is longer than that of the Senior Exchangeable Preferred Stock; and

          (11) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness and/or the issuance by the Company of Disqualified Stock in an aggregate principal amount, accreted value or liquidation preference, as applicable, at any time outstanding, not to exceed an amount equal to $100.0 million less the aggregate amount of all Investments made pursuant to clause (12) of the definition of Permitted Investments; provided that, notwithstanding the foregoing, the aggregate principal amount, accreted value or liquidation preference, as applicable, permitted to be incurred or issued pursuant to this clause (11) shall not be reduced to less than $25.0 million.

     For purposes of determining compliance with this Section 9.2, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (11) above or is entitled to be incurred pursuant to the first paragraph of this Section 9.2, the Company shall, in its sole discretion, classify (or later reclassify in whole or in part) such item of Indebtedness in any manner that complies with this Section
9.2. Accrual of interest, accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 9.2.

Section 9.3  Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to

          (1) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

          (2) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (3) make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (4) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

     However, the foregoing restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

          (1) Existing Indebtedness or Indebtedness under the Senior Credit Facility, in each case as in effect on the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the applicable series of Existing Indebtedness or in the Senior Credit Facility, in each case as in effect on the Issue Date;

          (2) encumbrances and restrictions applicable to any Unrestricted Subsidiary, as the same are in effect as of the date on which such Subsidiary becomes a Restricted Subsidiary, and as the same may be amended, modified, restated, renewed, increased, supplemented, refunded, replaced or refinanced; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the applicable series of Indebtedness of such Subsidiary as in effect on the date on which such Subsidiary becomes a Restricted Subsidiary;

          (3) any Indebtedness (incurred in compliance with Section 9.2 hereof) or any agreement pursuant to which such Indebtedness is issued if the encumbrance or restriction applies only in the event of a payment default or default with respect to a financial covenant contained in such Indebtedness or agreement and such encumbrance or restriction is not materially more disadvantageous to the holders of the Senior Exchangeable Preferred Stock than is customary in comparable financings (as determined by the Company) and the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to pay dividends or the Liquidation Preference on the Senior Exchangeable Preferred Stock;

          (4) this Certificate of Designations;

          (5) applicable law;

          (6) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Certificate of Designations to be incurred;

          (7) by reason of customary non-assignment provisions in leases or licenses entered into in the ordinary course of business;

          (8) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (4) in the prior paragraph on the property so acquired;

          (9) the provisions of agreements governing Indebtedness incurred pursuant to clause (4) of the second paragraph of Section 9.2 hereof;

          (10) any agreement for the sale of a Restricted Subsidiary that restricts that Restricted Subsidiary pending its sale;

          (11) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (12) Liens that limit the right of the debtor to transfer the assets subject to such Liens;

          (13) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements and

          (14) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 9.4  Merger, Consolidation or Sale of Assets

     The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless:

          (1) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (2) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Senior Exchangeable Preferred Stock and this Certificate of Designations;

          (3) immediately after such transaction no Voting Rights Triggering Event exists; and

          (4) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company and except in the case of a merger entered into solely for the purpose of reincorporating the Company in another jurisdiction,

               (a) in the case of a merger or consolidation in which the Company is the surviving corporation, the Company's Debt to Adjusted Consolidated Cash Flow Ratio, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available, would have been less than the Company's Debt to Adjusted Consolidated Cash Flow Ratio for the same period without giving pro forma effect to such transaction, or

               (b) in the case of any other such transaction the Debt to Adjusted Consolidated Cash Flow of the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the most recently ended four full fiscal quarter period of such entity or Person for which internal financial statements are available, would have been less than the Company's Debt to Adjusted Consolidated Cash Flow Ratio for the same period without giving pro forma effect to such transaction; provided that for purposes of determining the Debt to Adjusted Consolidated Cash Flow Ratio of any such entity or Person for purposes of this clause (b) such entity or Person shall be substituted for the Company in the definition of Debt to Adjusted Consolidated Cash Flow Ratio and the defined terms included therein in Section 1 hereof.

Section 9.5  Transactions with Affiliates

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

          (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

          (2) the Company delivers to the Transfer Agent:

               (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

               (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items shall not be deemed to be Affiliate Transactions and therefore shall not be subject to the provisions of the prior paragraph:

             (1) any employment arrangements with any executive officer of the Company or a Restricted Subsidiary that is entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with compensation arrangements of similarly situated executive officers at comparable companies engaged in Permitted Businesses;

             (2) transactions between or among the Company and/or its Restricted Subsidiaries;

             (3) payment of directors fees in an aggregate annual amount not to exceed $25,000 per Person;

             (4) Restricted Payments that are permitted by the provisions of this Certificate of Designations under Section 9.1 hereof;

             (5) the issuance or sale of Equity Interests (other than Disqualified Stock) of the Company; and

             (6) transactions pursuant to the provisions of the Governance Agreement, the Rights Agreement, the Stockholders' Agreement, the CTSH Shareholders' Agreement, the CTI Services Agreement, the CTI Operating Agreement and the Crown Transition Agreements, as the same are in effect on the Issue Date.

Section 9.6 Limitation on Issuances and Sales of Capital Stock of Wholly Owned Restricted Subsidiaries

     The Company:

          (1) shall not, and shall not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company); and

          (2) shall not permit any Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company,

unless, in each such case: (a) as a result of such transfer, conveyance, sale, lease or other disposition or issuance such Restricted Subsidiary no longer constitutes a Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition or issuance are applied in accordance with Section 8.2 hereof.

Section 9.7  Senior Subordinated Debt

     So long as any Senior Exchangeable Preferred Stock is outstanding, the Company shall not incur any Indebtedness, other than the Senior Subordinated Exchange Debentures and New Exchange Debentures, that is expressly made subordinated in right of payment to any Senior Debt unless such Indebtedness, by its terms and by the terms of any agreement or instrument pursuant to which such Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the Senior Subordinated Exchange Debentures pursuant to provisions substantially similar to those contained in the Exchange Indenture; provided that the foregoing limitations shall not apply to distinctions between categories of Senior Debt that exist by reason of any Liens or Guarantees arising or created in respect of some but not all Senior Debt.

Section 9.8  Business Activities

     The Company shall not, and shall not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

Section 9.9  Reports

     Whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Senior Exchangeable Preferred Stock is outstanding, the Company shall furnish to the Holders of Senior Exchangeable Preferred Stock:

             (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, in the footnotes to the financial statements and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" (in each case to the extent not prohibited by the Commission's rules and regulations), (a) the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company and (b) the Tower Cash Flow for the most recently completed fiscal quarter and the Adjusted Consolidated Cash Flow for the most recently completed four-quarter period) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

             (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations.

     In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

SECTION 10  AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, this Certificate of Designations or the Senior Exchangeable Preferred Stock may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Liquidation Preference of the Senior Exchangeable Preferred Stock then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Exchangeable Preferred Stock), and any existing default or compliance with any provision of this Certificate of Designations or the Senior Exchangeable Preferred Stock may be waived with the consent of the Holders of a majority in aggregate Liquidation Preference of the then outstanding Senior Exchangeable Preferred Stock (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Exchangeable Preferred Stock).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any shares of Senior Exchangeable Preferred Stock held by a non-consenting Holder):

          (1) alter the voting rights with respect to the Senior Exchangeable Preferred Stock or reduce the number of shares of Senior Exchangeable Preferred Stock whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the Liquidation Preference of or change the Mandatory Redemption Date of any Senior Exchangeable Preferred Stock or alter the provisions with respect to the redemption (but not any required repurchase in connection with an Asset Sale Offer or Change of Control Offer) of the Senior Exchangeable Preferred Stock;

          (3) reduce the rate of or change the time for payment of dividends on any Senior Exchangeable Preferred Stock;

          (4) waive a default in the payment of dividends on the Senior Exchangeable Preferred Stock;

          (5) make any Senior Exchangeable Preferred Stock payable in any form or money other than that stated in this Certificate of Designations;

          (6) waive a redemption payment (but not any payment upon a required repurchase in connection with an Asset Sale Offer or Change of Control Offer) with respect to any Senior Exchangeable Preferred Stock, or

          (7) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any Holder of Senior Exchangeable Preferred Stock, the Company may (to the extent permitted by Delaware law) amend or supplement this Certificate of Designations:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated Senior Exchangeable Preferred Stock in addition to or in place of certificated Senior Exchangeable Preferred Stock;

          (3) to provide for the assumption of the Company's obligations to Holders of Senior Exchangeable Preferred Stock in the case of a merger or consolidation or

          (4) to make any change that would provide any additional rights or benefits to the Holders of Senior Exchangeable Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designations of any such Holder.

SECTION 11  REISSUANCE

     Senior Exchangeable Preferred Stock redeemed or otherwise acquired by the Company shall assume the status of authorized but unissued preferred stock and may thereafter be reissued in the same manner as the other authorized but unissued preferred stock, including as Parity Securities, but not as the same class as the Senior Exchangeable Preferred Stock.

SECTION 12  OFFICERS' CERTIFICATE

     Each Officers' Certificate provided for in this Certificate of Designations shall include:

          (1) a statement that the Officers making such certificate or opinion have read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such Officer, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (4) a statement as to whether or not, in the opinion of each such Officer, such condition or covenant has been satisfied.

SECTION 13  PAYMENT

     All amounts payable in cash with respect to the Senior Exchangeable Preferred Stock shall be payable in United States dollars at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of dividends (if any) may be made by check mailed to the Holders of the Senior Exchangeable Preferred Stock at their respective addresses set forth in the register of Holders of Senior Exchangeable Preferred Stock maintained by the Transfer Agent; provided that all cash payments with respect to the Global Certificates (as defined below) and shares of Senior Exchangeable Preferred Stock the Holders of which have given wire transfer instructions to the Company shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

     Any payment, redemption or exchange with respect to the Senior Exchangeable Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.

     The Company has initially appointed the Transfer Agent to act as the "Paying Agent." The Company may at any time terminate the appointment of any Paying Agent and appoint additional or other Paying Agents; provided that until the Exchangeable Preferred Stock has been delivered to the

Company for cancellation, or moneys sufficient to pay the Liquidation Preference of the Exchangeable Preferred Stock plus, without duplication, accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial Dividend Period) and Liquidated Damages, if any, on the Exchangeable Preferred Stock shall have been made available for payment and either paid or returned to the Company as provided in this Certificate of Designations, the Company shall maintain an office or agency in the Borough of Manhattan, The City of New York for surrender of Exchangeable Preferred Stock for payment and exchange.

     Dividends payable on the Exchangeable Preferred Stock on any redemption date or repurchase date that is a Dividend Payment Date shall be paid to the Holders of record as of the immediately preceding Record Date.

     All moneys and shares of Exchangeable Preferred Stock deposited with any Paying Agent or then held by the Company in trust for the payment of the Liquidation Preference and accumulated and unpaid dividends and Liquidation Damages, if any, on any shares of Exchangeable Preferred Stock which remain unclaimed at the end of two years after such payment has become due and payable shall be repaid to the Company, and the Holder of such shares of Exchangeable Preferred Stock shall thereafter look only to Company for payment thereof.

SECTION 14  EXCLUSION OF OTHER RIGHTS

     Except as may otherwise be required by law, the shares of Exchangeable Preferred Stock shall not have any powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations (as this Certificate of Designations may be amended from time to time) and in the Certificate of Incorporation. The shares of Exchangeable Preferred Stock shall have no preemptive or subscription rights.

SECTION 15  SENIOR EXCHANGEABLE PREFERRED STOCK CERTIFICATES

Section 15.1  Form and Dating.

     The Senior Exchangeable Preferred Stock and the Transfer Agent's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Senior Exchangeable Preferred Stock may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Senior Exchangeable Preferred Stock certificate shall be dated the date of its authentication. The terms and provisions contained in the Senior Exchangeable Preferred Stock shall constitute, and are hereby expressly made, a part of this Certificate of Designations.

     The Senior Exchangeable Preferred Stock sold in reliance on Rule 144A shall be issued initially in the form of one or more fully registered global certificates with the private placement legend in Section 15.3(g)(i) and the global securities legend in Section 15.3(g)(ii) and set forth in Exhibit A hereto (the "Global Certificates"), which shall be deposited on behalf of the
             -------------------
purchasers represented thereby with the Transfer Agent, at its New York office, as custodian for the Depository Trust Company ("DTC," and together with any and
                                                ----
all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Certificate of Designations, the "Depositary") or with such other custodian as DTC may direct, and registered in
 ----------
the name of DTC or a nominee of DTC, duly executed by the Company and authenticated by the Transfer Agent as hereinafter provided. Subject to the terms hereof and to the requirements of applicable law, the number of shares of Senior Exchangeable Preferred Stock represented by Global Certificates may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Certificate to reflect the amount of any increase or decrease in the number of shares of Senior Exchangeable Preferred Stock outstanding represented thereby shall be made by the Transfer Agent as hereinafter provided. Members of, or participants in, DTC ("Participants") shall have no rights under this
                       ------------
Certificate of Designations with respect to any Global Certificates held on their behalf by DTC or by the Transfer Agent as the custodian of DTC or under such Global Certificate, and DTC may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such Global Certificate for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Participants, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Certificate. Except as otherwise provided by applicable law or as provided in Section 15.3 of this Certificate of Designations, owners of beneficial interests in Global Certificates will not be entitled to receive physical delivery of Senior Exchangeable Preferred Stock in definitive form registered in the name of such owner ("Definitive Certificates").
                                       -----------------------

     Senior Exchangeable Preferred Stock initially sold in offshore transactions pursuant to Regulation S under the Securities Act will be issued in the form of one or more fully registered certificates with the restricted securities legend and the hedging legend set forth in Exhibit A hereto (the "Regulation S
                                                           ------------
Definitive Certificates").
-----------------------

Section 15.2  Execution and Authentication.

     Two Officers shall sign the certificates representing the Senior Exchangeable Preferred Stock for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Senior Exchangeable Preferred Stock and may be in facsimile form.

     If an Officer whose signature is on a certificate representing Senior Exchangeable Preferred Stock no longer holds that office at the time the Transfer Agent authenticates such certificate, the shares of Senior Exchangeable Preferred Stock evidenced thereby shall nevertheless be valid.

     A certificate representing Senior Exchangeable Preferred Stock shall not be valid until authenticated by the manual signature of the Transfer Agent. The signature shall be conclusive evidence that the certificate representing Senior Exchangeable Preferred Stock has been authenticated under this Certificate of Designations.

     The Transfer Agent shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate certificates representing
              --------------------
Senior Exchangeable Preferred Stock for original issue up to 200,000 shares of Preferred Stock and up to 200,000 shares of New Preferred Stock for issue only in a Registered Exchange Offer pursuant to the Registration Rights Agreement. The Transfer Agent also shall, upon receipt of an Authentication Order, authenticate certificates representing Senior Exchangeable Preferred Stock for issue in payment of dividends in accordance with Section 3 hereof for such number of shares as shall be set forth in such Authentication Order, but in no event shall the number of such additional shares, plus the total number of shares of Senior Exchangeable Preferred Stock then outstanding, exceed the total number of shares of Senior Exchangeable Preferred Stock then authorized by the Certificate of Incorporation.

     The Transfer Agent may appoint an authenticating agent acceptable to the Company to authenticate Senior

Exchangeable Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designations to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

Section 15.3  Transfer and Exchange

     (a) Transfer and Exchange of Global Certificates.  A Global Certificate may
         --------------------------------------------
not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Certificates will be exchanged by the Company for Definitive Certificates if (i) the Company delivers to the Transfer Agent notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Certificates (in whole but not in part) should be exchanged for Definitive Certificates and delivers a written notice to such effect to the Transfer Agent. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Certificates shall be issued in such names as the Depositary shall instruct the Transfer Agent. Global Certificates also may be exchanged or replaced, in whole or in part, as provided in Sections
15.4 and 15.7 hereof. Every certificate evidencing Senior Exchangeable Preferred Stock authenticated and delivered in exchange for, or in lieu of, a Global Certificate or any portion thereof, pursuant to this Section 15.3 or
Section 15.4 or 15.7 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Certificate. A Global Certificate may not be exchanged for another Global Certificate other than as provided in this Section 15.3(a), however, beneficial interests in a Global Certificate may be transferred and exchanged as provided in Section 15.3(b), (c) or (f) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global
         -----------------------------------------------------------
Certificates.  (i) The transfer and exchange of beneficial interests in the
------------
Global Certificates shall be effected through the Depositary, in accordance with the provisions of this Certificate of Designations and the Applicable Procedures. Beneficial interests in the Restricted Global Certificates shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in any Restricted Global Certificate may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Certificate in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Certificate may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Certificate. No written orders or instructions shall be required to be delivered to the Transfer Agent to effect the transfers described in this Section 15.3(b).

     (ii) A beneficial interest in any Restricted Global Certificate may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Certificate representing the same number of shares of Senior Exchangeable Preferred Stock or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Certificate representing the same number of shares of Senior Exchangeable Preferred Stock only if the transferor of such beneficial interest delivers to the Transfer Agent either (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in the other Global Certificate in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase, and:

          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Preferred Stock or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

          (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

          (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D) the Transfer Agent receives the following:

               (1) if the holder of such beneficial interest in a Restricted Global Certificate proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Certificate, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

               (2) if the holder of such beneficial interest in a Restricted Global Certificate proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Certificate, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Transfer Agent so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Transfer Agent to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Certificate has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order, the Transfer Agent shall authenticate one or more Unrestricted Global Certificates Certificate representing the number of shares of Senior Exchangeable Preferred Stock equal to the number of shares of Senior Exchangeable Preferred Stock represented by the beneficial interests transferred pursuant to subparagraph (B) or (D) above.

     Beneficial interests in an Unrestricted Global Certificate cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Certificate.

     (c) Transfer and Exchange of Beneficial Interests in Global Certificates
         --------------------------------------------------------------------
for Definitive Certificates.
---------------------------

         (i) Beneficial Interests in Restricted Global Certificates to Restricted Definitive Certificates. If any holder of a beneficial interest in a Restricted Global Certificate proposes to exchange such beneficial interest for a Restricted Definitive Certificate representing the same number of shares of Senior Exchangeable Preferred Stock or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Certificate representing the same number of shares of Senior Exchangeable Preferred Stock, then, upon receipt by the Transfer Agent of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Certificate proposes to exchange such beneficial interest for a Restricted Definitive Certificate, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
          (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Transfer Agent shall cause the number of shares of Senior Exchangeable Preferred Stock represented by the applicable Global Certificate to be reduced accordingly, and the Company shall execute and the Transfer Agent shall authenticate and deliver to the Person designated in the instructions a Definitive Certificate representing such number of shares. Any Definitive Certificate issued in exchange for a beneficial interest in a Restricted Global Certificate shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Transfer Agent through instructions from the Depositary and the Participant or Indirect Participant. The Transfer Agent shall deliver such Definitive Certificates to the Persons in whose names such Senior Exchangeable Preferred Stock are so registered.
     Any Definitive Certificate issued in exchange for a beneficial interest in a Restricted Global Certificate pursuant to this Section 15(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Beneficial Interests in Restricted Global Certificates to Unrestricted Definitive Certificates. A holder of a beneficial interest in a Restricted Global Certificate may exchange such beneficial interest for an Unrestricted Definitive Certificate representing the same number of shares of Senior Exchangeable Preferred Stock or may transfer such beneficial interest to a

     Person who takes delivery thereof in the form of an Unrestricted Definitive Certificate representing the same number of shares of Senior Exchangeable Preferred Stock only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Preferred Stock or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Transfer Agent receives the following:

                    (1) if the holder of such beneficial interest in a
               Restricted Global Certificate proposes to exchange such beneficial interest for a Definitive Certificate that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                    (2) if the holder of such beneficial interest in a
               Restricted Global Certificate proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Certificate that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item
               (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Transfer Agent so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Transfer Agent to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Beneficial Interests in Unrestricted Global Certificates to Unrestricted Definitive Certificates. If any holder of a beneficial interest in an Unrestricted Global Certificate proposes to exchange such beneficial interest for a Definitive Certificate representing the same number of shares of Senior Exchangeable Preferred Stock or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Certificate representing the same number of shares of Senior Exchangeable Preferred Stock, then, upon the delivery by the transferor of such beneficial interest to the Transfer Agent of either (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit or cause to be debited a beneficial interest in the Global Certificate in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be debited, the Transfer Agent shall cause the number of shares of Senior Exchangeable Preferred Stock represented by the applicable Global Certificate to be reduced accordingly pursuant to Section 15.3(h) hereof, and the Company shall execute and the Transfer Agent shall authenticate and deliver to the Person designated in the instructions a Definitive Certificate representing such number of shares. Any Definitive Certificate issued in exchange for a beneficial interest pursuant to this
     Section 15.3(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Transfer Agent through instructions from the Depositary and the Participant or Indirect Participant. The Transfer Agent shall deliver such Definitive Certificates to the Persons in whose names such Senior Exchangeable Preferred Stock are so registered. Any Definitive Certificate issued in exchange for a beneficial interest pursuant to this
     Section 15.3(c)(iii) shall not bear the Private Placement Legend.

     (d) Transfer and Exchange of Definitive Certificates for Beneficial
         ---------------------------------------------------------------
Interests.
---------

          (i) Restricted Definitive Certificates to Beneficial Interests in Restricted Global Certificates. If any Holder of a Restricted Definitive Certificate proposes to exchange such Senior Exchangeable Preferred Stock for a beneficial interest in a Restricted Global Certificate representing the same number of shares of Senior Exchangeable Preferred Stock or to transfer such Restricted Definitive Certificates to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Certificate representing the same number of shares of Senior Exchangeable Preferred Stock, then, upon receipt by the Transfer Agent of the following documentation:

               (A) if the Holder of such Restricted Definitive Certificate proposes to exchange such Senior Exchangeable Preferred Stock for a beneficial interest in a Restricted Global Certificate, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Certificate is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such Restricted Definitive Certificate is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (D) if such Restricted Definitive Certificate is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (E) if such Restricted Definitive Certificate is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Transfer Agent shall cancel the Restricted Definitive Certificate, increase or cause to be increased number of shares of Senior Exchangeable Preferred Stock represented by the Global Certificate. At no time shall holders of Definitive Certificates be able to transfer or exchange their Senior Exchangeable Preferred Stock for a beneficial interest in a Global Certificate in reliance on Regulation S under the Securities Act.

          (ii) Restricted Definitive Certificates to Beneficial Interests in Unrestricted Global Certificates. A Holder of a Restricted Definitive Certificate may exchange such Senior Exchangeable Preferred Stock for a beneficial interest in an Unrestricted Global Certificate representing the same number of shares of Senior Exchangeable Preferred Stock or transfer such Restricted Definitive Certificate to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Certificate representing the same number of shares of Senior Exchangeable Preferred Stock only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Preferred Stock or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Transfer Agent receives the following:

                    (1) if the Holder of such Definitive Certificates proposes to exchange such Senior Exchangeable Preferred Stock for a beneficial interest in the Unrestricted Global Certificate, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                    (2) if the Holder of such Definitive Certificates proposes to transfer such Senior Exchangeable Preferred Stock to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Certificate, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Transfer Agent so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Transfer Agent to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 15.3(d)(ii), the Transfer Agent shall cancel the Definitive Certificates and increase or cause to be increased the number of shares of Senior Exchangeable Preferred Stock represented by the Unrestricted Global Certificate.

          (iii) Unrestricted Definitive Certificates to Beneficial Interests in Unrestricted Global Certificates. A Holder of an Unrestricted Definitive Certificate may exchange such Senior Exchangeable Preferred Stock for a beneficial interest in an Unrestricted Global Certificate representing the same number of shares of Senior Exchangeable Preferred Stock or transfer such Definitive Certificates to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Certificate representing the same number of shares of Senior Exchangeable Preferred Stock at any time. Upon receipt of a request for such an exchange or transfer, the Transfer Agent shall cancel the applicable Unrestricted Definitive Certificate and increase or cause to be increased the number of shares of Senior Exchangeable Preferred Stock represented by one of the Unrestricted Global Certificates.

     If any such exchange or transfer from a Definitive Certificate to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Certificate has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 15.2 hereof, the Transfer Agent shall authenticate one or more Unrestricted Global Certificate representing the number of shares of Senior Exchangeable Preferred Stock equal to the number of shares of Senior Exchangeable Preferred Stock represented by the Definitive Certificates so transferred.

     (e) Transfer and Exchange of Definitive Certificates for Definitive
         ---------------------------------------------------------------
Certificates.  Upon request by a Holder of Definitive Certificates and such
------------
Holder's compliance with the provisions of this Section 15.3(e), the Transfer Agent shall register the transfer or exchange of Definitive Certificates. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Transfer Agent the Definitive Certificates duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Transfer Agent duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 15.3(e).

          (i) Restricted Definitive Certificates to Restricted Definitive Certificates. Any Restricted Definitive Certificate may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Certificate if the Transfer Agent receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) Restricted Definitive Certificates to Unrestricted Definitive Certificates. Any Restricted Definitive Certificate may be exchanged by the Holder thereof for an Unrestricted

     Definitive Certificate or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Certificate if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Preferred Stock or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Transfer Agent receives the following:

                    (1) if the Holder of such Restricted Definitive Certificates proposes to exchange such Senior Exchangeable Preferred Stock for an Unrestricted Definitive Certificate, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                    (2) if the Holder of such Restricted Definitive Certificates proposes to transfer such Senior Exchangeable Preferred Stock to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Certificate, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Transfer Agent so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Unrestricted Definitive Certificates to Unrestricted Definitive Certificates. A Holder of Unrestricted Definitive Certificates may transfer such Senior Exchangeable Preferred Stock to a Person who takes delivery thereof in the form of an Unrestricted Definitive Certificate. Upon receipt of a request to register such a transfer, the Transfer Agent shall register the Unrestricted Definitive Certificates pursuant to the instructions from the Holder thereof.

     (f) Exchange Offer.  Upon the occurrence of the Exchange Offer in
         --------------
accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 15.1, the Transfer Agent shall authenticate (i) one or more Unrestricted Global Certificates representing the number of shares of Senior Exchangeable Preferred Stock equal to the number of shares of Senior Exchangeable Preferred Stock represented by the beneficial interests in the Restricted Global Certificates tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the New

Preferred Stock and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Certificates representing the number of shares of Senior Exchangeable Preferred Stock equal to the number of shares of Senior Exchangeable Preferred Stock represented by the Restricted Definitive Certificates accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Senior Exchangeable Preferred Stock, the Transfer Agent shall cause the number of shares of Senior Exchangeable Preferred Stock represented by the applicable Restricted Global Certificates to be reduced accordingly, and the Company shall execute and the Transfer Agent shall authenticate and deliver to the Persons designated by the Holders of Definitive Certificates so accepted Definitive Certificates representing the appropriate number of shares.

     (g) Legends.  The following legends shall appear on the face of all Global
         -------
Certificates and Definitive Certificates issued under this Certificate of Designations unless specifically stated otherwise in the applicable provisions of this Certificate of Designations.

         (i)  Private Placement Legend

               (A) Except as permitted by subparagraph (B) below, each Global Certificate and each Definitive Certificate (and all Senior Exchangeable Preferred Stock issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form.

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE CERTIFICATE OF DESIGNATIONS PURSUANT TO WHICH THIS SECURITY IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF CROWN CASTLE INTERNATIONAL CORP. THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
     (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO CROWN CASTLE INTERNATIONAL CORP. OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER

     APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

               (B) Notwithstanding the foregoing, any Global Certificate or Definitive Certificate issued pursuant to subparagraphs (b)(ii),
          (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this
          Section 15.3 (and all Senior Exchangeable Preferred Stock issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) Global Certificate Legend. Each Global Certificate shall bear a legend in substantially the following form:

          "THIS GLOBAL CERTIFICATE IS HELD BY THE DEPOSITARY (AS DEFINED IN THIS CERTIFICATE OF DESIGNATIONS GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRANSFER AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 15.3 OF THE CERTIFICATE OF DESIGNATIONS, (II) THIS GLOBAL CERTIFICATE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 15.3(a) OF THE CERTIFICATE OF DESIGNATIONS, (III) THIS GLOBAL CERTIFICATE MAY BE DELIVERED TO THE TRANSFER AGENT FOR CANCELLATION PURSUANT TO SECTION
     15.8 OF THE CERTIFICATE OF DESIGNATIONS AND (IV) THIS GLOBAL CERTIFICATE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

          (iii) Regulation S Hedging Legend. Each Regulation S Definitive Certificate shall bear a legend in substantially the following form:

          "HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT."

     (h)  Cancellation and/or Adjustment of Global Certificates. At such time as
          -----------------------------------------------------
all beneficial interests in a particular Global Certificate have been exchanged for Definitive Certificates or a particular Global Certificate has been redeemed, repurchased or canceled in whole and not in part, each such Global Certificate shall be returned to or retained and canceled by the Transfer Agent in accordance with Section 15.8 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Certificate is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Certificate or for Definitive Certificates, the number of shares of Senior Exchangeable Preferred Stock represented by such Global Certificate shall be reduced accordingly and an endorsement shall be made on such Global Certificate by the Transfer Agent or by the Depositary at the direction of the Transfer Agent to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Certificate, such other Global Certificate shall be increased accordingly and an endorsement shall be made on such Global Certificate by the Transfer Agent or by the Depositary at the direction of the Transfer Agent to reflect such increase.

          (i) General Provisions Relating to Transfers and Exchanges.
              ------------------------------------------------------

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Global Certificates and Definitive Certificates upon the Company's order or at the Transfer Agent's request.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Certificate or to a Holder of a Definitive Certificate for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 6.2, 6.3, 8.1, 8.2 and 15.7 hereof).

          (iii) The Transfer Agent shall not be required to register the transfer of or exchange any Senior Exchangeable Preferred Stock selected for redemption in whole or in part, except the unredeemed portion of any certificate evidencing Senior Exchangeable Preferred Stock being redeemed in part.

          (iv) All Global Certificates and Definitive Certificates issued upon any registration of transfer or exchange of Global Certificates or Definitive Certificates shall be the valid obligations of the Company, entitled to the same benefits under this Certificate of Designations, as the Global Certificates or Definitive Certificates surrendered upon such registration of transfer or exchange.

          (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Senior Exchangeable Preferred Stock during a period beginning at the opening of business 15 days before the day of any selection of Senior Exchangeable Preferred Stock for redemption under
     Section 6.3 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Senior Exchangeable Preferred Stock so selected for redemption in whole or in part, except the unredeemed portion of any certificate evidencing Senior Exchangeable Preferred Stock being redeemed in part or (c) to register the transfer of or to exchange Senior Exchangeable Preferred Stock between a record date and the next succeeding Interest Payment Date.

          (vi) Prior to due presentment for the registration of a transfer of any Senior Exchangeable Preferred Stock, the Transfer Agent, any Agent and the Company may deem and treat the Person in whose name any Senior Exchangeable Preferred Stock is registered as the absolute owner of such Senior Exchangeable Preferred Stock, and none of the Transfer Agent, any Agent or the Company shall be affected by notice to the contrary.

          (vii) The Transfer Agent shall authenticate Global Certificates and Definitive Certificates in accordance with the provisions of Section 15.2 hereof.

          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Transfer Agent pursuant to this Section
     15.3 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 15.4  Replacement Senior Exchangeable Preferred Stock

     If any mutilated Senior Exchangeable Preferred Stock certificate is surrendered to the Transfer Agent or the Company and the Transfer Agent receives evidence to its satisfaction of the destruction, loss or theft of any Senior Exchangeable Preferred Stock certificate, the Company shall issue and the Transfer Agent, upon receipt of an Authentication Order, shall authenticate a replacement certificate evidencing Senior Exchangeable Preferred Stock if the Transfer Agent's requirements are met. If required by the Transfer Agent or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Transfer Agent and the Company to protect the Company, the Transfer Agent, any Agent and any authenticating agent from any loss that any of them may suffer if a Senior Exchangeable Preferred Stock certificate is replaced. The Company may charge for its expenses in replacing a Senior Exchangeable Preferred Stock certificate.

     Every replacement certificate evidencing Senior Exchangeable Preferred Stock is an additional obligation of the Company and shall be entitled to all of the benefits of this Certificate of Designations equally and proportionately with all other Senior Exchangeable Preferred Stock duly issued hereunder.

Section 15.5  Outstanding Senior Exchangeable Preferred Stock

     The Senior Exchangeable Preferred Stock outstanding at any time is all the Senior Exchangeable Preferred Stock authenticated by the Transfer Agent except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Certificate effected by the Transfer Agent in accordance with the provisions hereof, and those described in this Section as not outstanding.

     If a certificate evidencing Senior Exchangeable Preferred Stock is replaced pursuant to Section 15.4 hereof, it ceases to be outstanding unless the Transfer Agent receives proof satisfactory to it that the replaced Senior Exchangeable Preferred Stock is held by a bona fide purchaser.

     If the liquidation preference of any Senior Exchangeable Preferred Stock is considered paid under Section 13 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Senior Exchangeable Preferred Stock payable on that date, then on and after that date such Senior Exchangeable Preferred Stock shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 15.6  Temporary Senior Exchangeable Preferred Stock

     Until certificates representing Senior Exchangeable Preferred Stock are ready for delivery, the Company may prepare and the Transfer Agent, upon receipt of an Authentication Order, shall authenticate temporary Senior Exchangeable Preferred Stock. Temporary Senior Exchangeable Preferred Stock shall be substantially in the form of certificated Senior Exchangeable Preferred Stock but may have variations that the Company considers appropriate for temporary Senior Exchangeable Preferred Stock and as shall be reasonably acceptable to the Transfer Agent. Without unreasonable delay, the Company shall prepare and the Transfer Agent shall authenticate Definitive Certificates in exchange for temporary Senior Exchangeable Preferred Stock.

     Holders of temporary Senior Exchangeable Preferred Stock shall be entitled to all of the benefits of this Certificate of Designations.

Section 15.7  Cancellation

     The Company at any time may deliver Senior Exchangeable Preferred Stock to the Transfer Agent for cancellation. The Transfer Agent and Paying Agent shall forward to the Transfer Agent any Senior Exchangeable Preferred Stock surrendered to them for registration of transfer, exchange or payment. The Transfer Agent and no one else shall cancel all Senior Exchangeable Preferred Stock surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Senior Exchangeable Preferred Stock (subject to the record retention requirement of the Exchange Act).
Certification of the destruction of all canceled Senior Exchangeable Preferred Stock shall be delivered to the Company. The Company may not issue new Senior Exchangeable Preferred Stock to replace Senior Exchangeable Preferred Stock that it has paid or that have been delivered to the Transfer Agent for cancellation.

SECTION 16  HEADINGS OF SUBDIVISIONS

     The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

SECTION 17  SEVERABILITY OF PROVISIONS

     If any powers, preferences and relative, participating, optional and other special rights of the Exchangeable Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other powers, preferences and relative, participating, optional and other special rights of the Exchangeable Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable powers, preferences and relative, participating, optional and other special rights of the Exchangeable Preferred Stock and the qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no powers, preferences and relative, participating, optional or other special rights of the Exchangeable Preferred Stock and the qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such powers, preferences and relative, participating, optional or other special rights of Exchangeable Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

     IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by Kathy Broussard, Vice President of the Company this 18th day of December, 1998.


                                 Crown Castle International Corp.


                                    /s/ Kathy Broussard
                                 By:_____________________________________
                                    Name: Kathy Broussard
                                    Title: Vice President

                                   EXHIBIT A

                                    FORM OF
                      SENIOR EXCHANGEABLE PREFERRED STOCK
                                  CERTIFICATE


                              [FACE OF SECURITY]

     [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE CERTIFICATE OF DESIGNATIONS PURSUANT TO WHICH THIS SECURITY IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF CROWN CASTLE INTERNATIONAL CORP. THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO CROWN CASTLE INTERNATIONAL CORP. OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN
(A) ABOVE.]/1/

     [THIS GLOBAL CERTIFICATE IS HELD BY THE DEPOSITARY (AS DEFINED IN THIS CERTIFICATE OF DESIGNATIONS GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRANSFER AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED

_________________________

/1/ This legend is subject to removal upon registration under the Securities Act or otherwise when a Global Certificate or Definitive Certificate shall no longer require this legend pursuant to Section 15.3 of the Certificate of Designations.

PURSUANT TO SECTION 15.3 OF THE CERTIFICATE OF DESIGNATIONS, (II) THIS GLOBAL CERTIFICATE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 15.3(a) OF THE CERTIFICATE OF DESIGNATIONS, (III) THIS GLOBAL CERTIFICATE MAY BE DELIVERED TO THE TRANSFER AGENT FOR CANCELLATION PURSUANT TO SECTION 15.8 OF THE CERTIFICATE OF DESIGNATIONS AND (IV) THIS GLOBAL CERTIFICATE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]/2/

     [HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.]/3/

Certificate Number: _________                              CUSIP No.: _________

Number of Shares of Senior Exchangeable Preferred Stock: ______________

        12 3/4% [Series B] Senior Exchangeable Preferred Stock due 2010 (par value $0.01 per share) (liquidation preference $1,000 per share)

                                      of

                       Crown Castle International Corp.

     Crown Castle International Corp., a Delaware corporation (the "Company"),
                                                                    -------
hereby certifies that __________________________________________________ (the "
Holder") is the registered owner of fully paid and non-assessable preferred
------
securities of the Company designated the 12 3/4% [Series B] Senior Exchangeable Preferred Stock due 2010 (par value $0.01 per share) (liquidation preference $1,000 per share) (the "Senior Exchangeable Preferred Stock"). The shares of Senior Exchangeable Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Senior Exchangeable Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof, dated December __, 1998, as the same may be amended from time to time (the "Certificate of Designations"). Capitalized terms used herein but not defined
 ---------------------------
shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

     Reference is hereby made to select provisions of the Senior Exchangeable Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

     Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

______________________

/2/   This legend is to be included only on each Global Certificate.

/3/ This legend is to be included only on each Regulation S Definitive Certificate.

     Unless the Transfer Agent's Certificate of Authentication hereon has been properly executed, these shares of Senior Exchangeable Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has executed this certificate this __________ day of __________________, ________.

                                    Crown Castle International Corp.



                                    By: ________________________________
                                        Name:
                                        Title:

[SEAL]

                                    By: ________________________________
                                        Name:
                                        Title:

     TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

     This certificate evidences the number of shares of the Senior Exchangeable Preferred Stock set forth on the face hereof, which Senior Exchangeable Preferred Stock is referred to in the within-mentioned Certificate of Designations.


     Dated: ________________, _______


                                 ChaseMellon Shareholder Services, L.L.C.,
                                    as Transfer Agent,



                                 By: _____________________________________
                                     Authorized Signatory

                             [REVERSE OF SECURITY]

     Dividends on each share of Senior Exchangeable Preferred Stock shall be payable at a rate per annum set forth in the face hereof or as provided in the Certificate of Designations.

     The shares of Senior Exchangeable Preferred Stock shall be redeemable as provided in the Certificate of Designations. The shares of Exchangeable Preferred Stock shall be exchangeable at the Company's option into the Company's 12 3/4% Senior Subordinated Exchange Debentures due 2010 in the manner and according to the terms set forth in the Certificate of Designations.

     As required under Delaware law, the Company shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the class and series of shares of the Company.

                                  ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Senior Exchangeable Preferred Stock evidenced hereby to:
___________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Insert assignee's social security or tax identification number)

________________________________________________________________________________
________________________________________________________________________________
(Insert address and zip code of assignee)

and irrevocably appoints:

________________________________________________________________________________
________________________________________________________________________________
agent to transfer the shares of Senior Exchangeable Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date: _________________________

Signature: __________________________
(Sign exactly as your name appears on the other side of this Exchangeable Preferred Stock Certificate)

Signature Guarantee:* ______________________



_____________________

     *(Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, amended.)

                                   EXHIBIT B

                        FORM OF CERTIFICATE OF TRANSFER

Crown Castle International Corp.
510 Bering Drive, Suite 500
Houston, TX 77057

[Registrar address block]

          Re:       12 3/4% Senior Exchangeable Preferred Stock due 2010
                    ----------------------------------------------------


     Reference is hereby made to the Certificate of Designations, dated as of December __, 1998 (the "Certificate of Designations"), of Crown Castle
                        ---------------------------
International Corp., (the "Company") with respect to the above referenced
                           -------
security. Capitalized terms used but not defined herein shall have the meanings given to them in the Certificate of Designations.

     ______________, (the "Transferor") owns and proposes to transfer the
                           ----------
Certificate[s] or interest in such Certificate[s] specified in Annex A hereto, which Certificate[s] or interests represent ________________ shares of Senior Exchangeable Preferred Stock (the "Transfer"), to
                                   --------
_____________________________________ (the "Transferee"), as further specified
                                            ----------
in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.   [_]  CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE
          ----------------------------------------------------------------------
144A GLOBAL CERTIFICATE OR A DEFINITIVE CERTIFICATE PURSUANT TO RULE 144A.  The
-------------------------------------------------------------------------
Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"),
                                                           ---------- ---
and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Certificate is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Certificate for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Certificate of Designations, the transferred beneficial interest or Definitive Certificate will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Certificate and/or the Definitive Certificate and in the Certificate of Designations and the Securities Act.

2.   [_]  CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE
          ----------------------------------------------------------------------
TEMPORARY REGULATION S GLOBAL CERTIFICATE, THE REGULATION S GLOBAL CERTIFICATE
------------------------------------------------------------------------------
OR A DEFINITIVE CERTIFICATE PURSUANT TO REGULATION S.  The Transfer is being
----------------------------------------------------
effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Certificate of Designations, the transferred beneficial interest or Definitive Certificate will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Certificate, the Temporary Regulation S Global Certificate and/or the Definitive Certificate and in the Certificate of Designations and the Securities Act.

3.   [_]  CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL
          -------------------------------------------------------------------
INTEREST IN A 144A GLOBAL CERTIFICATE OR A DEFINITIVE CERTIFICATE PURSUANT TO
-----------------------------------------------------------------------------
ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S.  The
------------------------------------------------------------------------
Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Certificates and Restricted Definitive Certificates and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                      or

          (b) [_] such Transfer is being effected to the Company or a subsidiary thereof;

                                      or

          (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. [_] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Certificate or of an Unrestricted Definitive Certificate.

     (a) [_] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Certificate of Designations and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Certificate of Designations and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Certificate of Designations, the transferred beneficial interest or Definitive Certificate will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Certificates, on Restricted Definitive Certificates and in the Certificate of Designations.

     (b) [_] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Certificate of Designations and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Certificate of Designations and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Certificate of Designations, the transferred beneficial interest or Definitive Certificate will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Certificates, on Restricted Definitive Certificates and in the Certificate of Designations.

     (c) [_] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Certificate of Designations and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Certificate of Designations and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Certificate of Designations, the transferred beneficial interest or Definitive Certificate will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Certificates or Restricted Definitive Certificates and in the Certificate of Designations.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                          [Insert Name of Transferor]

                                          By:__________________________________
                                          Name:
                                          Title:
Dated:____________________,________

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

          (a) [_] a beneficial interest in the Restricted Global Certificate (CUSIP _________), or

          (b)  [_]  a Restricted Definitive Certificate.

          2.   After the Transfer the Transferee will hold:

                                  [CHECK ONE]

               (a)       [_]  a beneficial interest in the:

                  (i)    [_]  144A Global Certificate (CUSIP ________), or

                  (ii)   [_] Unrestricted Global Certificate (CUSIP ________);
                             or

               (b)[_]    a Restricted Definitive Certificate; or

               (c)[_]    an Unrestricted Definitive Certificate,

       in accordance with the terms of the Certificate of Designations.

                                   EXHIBIT C
                        FORM OF CERTIFICATE OF EXCHANGE


Crown Castle International Corp.
510 Bering Drive, Suite 500
Houston, TX  77057

[Registrar address block]

           Re: 12 3/4% Senior Exchangeable Preferred Stock due 2010
               ----------------------------------------------------

                            (CUSIP ______________)


     Reference is hereby made to the Certificate of Designations, dated as of December __, 1998 (the "Certificate of Designations"), of Crown Castle
                        ---------------------------
International Corp. (the "Company") with respect to the above referenced
                          -------
security. Capitalized terms used but not defined herein shall have the meanings given to them in the Certificate of Designations.

     _________________, (the "Owner") owns and proposes to exchange the
                              -----
Certificate[s] or interest in such Certificate[s] specified herein, which Certificate[s] or interests represent _________ shares of Senior Exchangeable Preferred Stock (the "Exchange"). In connection with the Exchange, the Owner
                      --------
hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE CERTIFICATES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL CERTIFICATE FOR UNRESTRICTED DEFINITIVE CERTIFICATES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL CERTIFICATE

     (a)  [_]  CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
               -------------------------------------------------------------
GLOBAL CERTIFICATE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL CERTIFICATE.
-------------------------------------------------------------------------------
In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Certificate for a beneficial interest in an Unrestricted Global Certificate in an equal liquidation preference, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Certificates and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in
              --------------
the Certificate of Designations and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Certificate is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (b)  [_]  CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
               -------------------------------------------------------------
GLOBAL CERTIFICATE TO UNRESTRICTED DEFINITIVE CERTIFICATE. In connection with
---------------------------------------------------------
the Exchange of the Owner's beneficial interest in a Restricted Global Certificate for an Unrestricted Definitive Certificate, the Owner hereby certifies (i) the Definitive Certificate is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Certificates and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Certificate of Designations and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Certificate is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c)  [_]  CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE CERTIFICATE TO
               --------------------------------------------------------------
BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL CERTIFICATE.  In connection with
---------------------------------------------------------
the Owner's Exchange of a Restricted Definitive Certificate for a beneficial interest in an Unrestricted Global Certificate, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Certificates and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Certificate of Designations and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and
(iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (d)  [_]  CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE CERTIFICATE TO
               --------------------------------------------------------------
UNRESTRICTED DEFINITIVE CERTIFICATE.  In connection with the Owner's Exchange of
-----------------------------------
a Restricted Definitive Certificate for an Unrestricted Definitive Certificate, the Owner hereby certifies (i) the Unrestricted Definitive Certificate is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Certificates and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Certificate of Designations and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Certificate is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE CERTIFICATES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL CERTIFICATES FOR RESTRICTED DEFINITIVE CERTIFICATES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL CERTIFICATES

     (a)  [_]  CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
               -------------------------------------------------------------
GLOBAL CERTIFICATE TO RESTRICTED DEFINITIVE CERTIFICATE. In connection with the
-------------------------------------------------------
Exchange of the Owner's beneficial interest in a Restricted Global Certificate for a Restricted Definitive Certificate with an equal liquidation preference, the Owner hereby certifies that the Restricted Definitive Certificate is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Certificate of Designations, the Restricted Definitive Certificate issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Certificate and in the Certificate of Designations and the Securities Act.

     (b)  [_]  CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE CERTIFICATE TO
               --------------------------------------------------------------
BENEFICIAL INTEREST IN A RESTRICTED GLOBAL CERTIFICATE.  In connection with the
------------------------------------------------------
Exchange of the Owner's Restricted Definitive Certificate for a beneficial interest in the Restricted Global Certificate, with an equal aggregate liquidation preference, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Certificates and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Certificate of Designations, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Certificate and in the Certificate of Designations and the Securities Act.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                              __________________________________
                                                  [Insert Name of Owner]

                                              By: ______________________________
                                                  Name:
                                                  Title:

Dated: ________________, ____